EXHIBIT 10.7

                     CONSULTANT'S AGREEMENT

          AGREEMENT made this 5th day of August, 1986, between MERCER MUTUAL INSURANCE COMPANY and MERCER INSURANCE COMPANY, with offices at 10 North Highway 31, P.O. Box 278, Pennington, NJ 08534 (the"Companies") and ERIC W. TURNER, JR., residing at Patterson Avenue, R.D. 2, Box 173, Titusville, New Jersey 08560 ("Consultant").
                           WITNESSETH:
          WHEREAS, the Companies desire that Eric W. Turner, Jr., act as a consultant to the Companies; and
          WHEREAS, Eric W. Turner, Jr. has agreed to become a Consultant to the Companies;
          NOW, THEREFORE, in consideration of the promises and mutual covenants herein set forth and made and to be performed by the parties hereto, it is covenanted and agreed as follows:
          1. Term of Consultancy: The term of this Agreement shall commence on April 1, 1987 and shall remain in full force and effect unless and until terminated by the mutual consent of both parties in writing.
          2. Compensation: In consideration for entering into this Agreement and for all services rendered and to be rendered by the Consultant under the terms of this Agreement, the Companies shall pay to the Consultant an annual sum of $6,000.00, payable in equal monthly installments on the last day of each calendar month. As additional consideration for entering into this Agreement and for all services rendered to the Companies by the Consultant during the term of this Agreement, the Companies, upon the death of the Consultant, shall pay the Consultant's wife, Ruth S. Turner, the annual sum of $6,000.00, payable in equal monthly installments on the last day of each calendar month for the remainder of her life.
          3. Duties: During the term of this Agreement the Consultant shall undertake such duties and assignments as the Companies and the Consultant deem appropriate.
          4. Confidential Information: Consultant agrees that any information received by Consultant in the course of his duties and assignments hereunder will be treated by the Consultant in full confidence and will not be revealed to any other persons, firms or organizations.
          5. Independent Contractor: Both the Companies and the Consultant agree that the Consultant will act as an independent contractor in the performance of his duties under this Agreement. Accordingly, the Consultant shall be responsible for payment of all taxes including Federal, State and Local taxes arising out of the Consultant's activities in accordance with this contract, including by way of illustration but not limitation, Federal and State income tax, Social Security tax, unemployment insurance taxes, and any other taxes or business license fees as required.
          6. Sale or Merger of the Companies: In the event of any consolidation or merger of the Companies into or with another firm or corporation, or the sale of all or substantially all of the assets of the Companies to another firm or corporation, the acquiring firm or corporation shall assume this Agreement and become obligated to perform all of the terms and conditions herein set forth to be performed on the part of the Companies, and the Consultant's obligations hereunder shall continue in favor of the acquiring firm or corporation.
          7. Expenses: In the event that the Consultant incurs out-of-pocket expenses in connection with the performance by him of consulting service to the Companies, the Companies will reimburse the Consultant for such expenses; provided such expenses are reasonable.
          8. Other Agreements: The Consultant and the Companies expressly covenant that this Agreement does not conflict with any other agreement or contract between them and any other entity and that there are no restrictions, contractual or otherwise, upon the ability of the Consultant and the Companies, to fulfill the terms of this Agreement.
          9. Notice: Any and all notices required or permitted to be given under the terms of this Agreement shall be sufficient if in writing and forwarded to the parties hereto at the addresses set forth herein by prepaid certified mail, as follows:
If to the Companies - Mercer Mutual Insurance Company, 10 North Highway 31, P.O. Box 278, Pennington, NJ 08534, and Mercer Insurance Company, 10 North Highway 31, P.O. Box 278, Pennington, NJ 08534; If to the Consultant - Eric W. Turner, Jr., Patterson Avenue, R.D. 2, Box 173, Titusville, New Jersey 08560.
          10. Assignment and Successors In Interest: To the extent that the obligations provided for herein require the personal performance of the Consultant, the Consultant's rights, interests and obligations as provided herein may not be assigned. Except as otherwise provided in the immediately preceding sentence of this section, all rights, privileges and obligations of the parties hereto shall inure to the benefit of and be binding upon the respective successors, assigns, heirs, executors, administrators and estates.
          11. Modification of Agreement: This Agreement contains the entire agreement between the parties and supersedes any and all other agreements, written or oral, express or implied, pertaining to the subject matter hereof. It may not be changed orally, but only by written instruments signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.
          12. Governing Law: This Agreement shall be construed and governed in all respects in accordance with the laws of the State of New Jersey.


ATTEST:                       MERCER MUTUAL INSURANCE COMPANY

Seal


/s/ Marion J. Crum            By/s/ Richard G. Van Noy
              , Secretary     Chairman of the Board


ATTEST:                       MERCER INSURANCE COMPANY

Seal


Marion J. Crum                By/s/ Richard G. Van Noy
          ,  Secretary        Chairman of the Board



WITNESSETH:                   ERIC W. TURNER, JR.


/s/ William C. Hart           /s/ Eric W. Turner, Jr.
William C. Hart               Eric W. Turner, Jr.